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                                  Exhibit 23.1

Opinion of Verrier, Paquin, Hebert, a General Partnership, Chartered Accountants



         We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 5, 2000 on our audits of the combined financial statements of the Vision Group as of March 31, 2000, 1999 and 1998, and the combined statements of income, comprehensive income (loss), deficit and cash flows for each of the years in the three year period ended March 31, 2000.


                                           VERRIER, PAQUIN, HEBERT

                                           /S/ Verrier, Paquin, Hebert
                                           -------------------------------
                                           Verrier, Paquin, Hebert
                                           A General Partnership
                                           Chartered Accountants




Drummondville, Canada

February 28, 2001